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The following is the transcript of a conference call with analysts and investors held by Hillenbrand, Inc. on January 11, 2010:

FINAL TRANSCRIPT
Thomson StreetEventsSM
HI – HILLIBRAND INC to Acquire K-Tron International Event Date/Time: Jan. 11. 2010 / 4:00PM GMT

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F I N A L T R A N S C R I P T
Jan. 11. 2010 / 4:00PM, HI – HILLENBRAND INC to Acquire K-Tron International

C O R P O R A T E   P A R T I C I P A N T S

Mark Lanning
Hillenbrand, Inc. - VP of Treasury, IR and Communications

Ken Camp
Hillenbrand, Inc. - President, CEO and Director

Cindy Lucchese
Hillenbrand, Inc. - SVP and CFO

C O N F E R E N C E  C A L L  P A R T I C I P A N T S

Clint Fendley
Davenport & Company - Analyst

Steve O'Neil
Hilliard Lyons - Analyst

Jamie Clement
Sidoti & Company - Analyst

Judy Delgado
Alpine Associates - Analyst

Zahid Siddique
Gabelli & Company - Analyst

P R E S E N T A T I O N

Operator

Good morning, everyone, and welcome to the Hillenbrand conference call and webcast.  Today's conference is being recorded and will be available for replay through midnight Eastern time Tuesday, January 26, 2010, domestically at 888-203-1112, and internationally at 719-457-0820.  For the replay, callers will need to use the confirmation code 4622656.

If you're unable to listen to or view the slides on the live webcast, they will be archived at www.hillenbrandinc.com through January 11, 2011.  If you ask a question today, it will be included in any future use of this recording.  Also note that any recordings, transcripts or other transmission of the text, slides, or audio is not permitted without Hillenbrand's written consent.

Now at this time, it's my pleasure to turn the conference over to Mr. Mark Lanning, Treasurer and Vice President of Investor Relations.  Mr. Lanning, please go ahead.

Mark Lanning - Hillenbrand, Inc. - VP of Treasury, IR and Communications

Thank you, Robby, and good morning, everyone.  Welcome to the special announcement conference call.  With me today are Hillenbrand President and Chief Executive Officer, Ken Camp, and Hillenbrand Chief Financial Officer, Cindy Lucchese.

During the course of today's conference call and the question-and-answer session that follows, we may make projections or other forward-looking statements that are subject to the Safe Harbor provisions of the securities laws regarding future events or the financial performance of the Company.  We caution you that these statements are only our view of the future and that actual results may differ materially.

We also alert you to the risks described in the documents we file with the Securities and Exchange Commission, such as our annual and quarterly reports on Forms 10-K and 10-Q.  We do not undertake any obligation to update or correct any

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F I N A L T R A N S C R I P T
Jan. 11. 2010 / 4:00PM, HI – HILLENBRAND INC to Acquire K-Tron International

forward-looking statements.  In addition, this conference call is not a proxy solicitation from any security holder of any of the companies mentioned in this call.

Now let me provide some information regarding our call.  We have scheduled an hour and we'll start with prepared remarks that should last approximately 20 minutes.  We will then move directly to Q&A.  If you have any follow-up questions after the call has ended, please don't hesitate to call me at 812-934-7256 or email me at mrlanning@hillenbrand.com.

Now it is my pleasure to turn the call over to Ken Camp, Hillenbrand's President and CEO.  Ken?

Ken Camp - Hillenbrand, Inc. - President, CEO and Director

Thank you, Mark.  Good morning, everyone, and thank you for joining us today.

As you read in our press release this morning, Hillenbrand has signed a definitive agreement to acquire K-Tron International for $150 per share in cash.  This is a very exciting development for Hillenbrand and for all our shareholders as well, so I'd like to take some time to give you a high-level look at this acquisition, then Cindy will give you a more in-depth view of K-Tron's financial picture and how we've structured the transaction.

For the past year, we've consistently talked about our two-part growth strategy.  The first part is to continue to invest in the vitality of our core business, Batesville Casket Company.  We believe there are some additional industry growth opportunities even beyond caskets and cremation products, and we're continuing to evaluate potential growth opportunities in funeral service.

Our second area of focus has been to identify ways to use our strong cash flow to make selective acquisitions outside the death care industry.  This strategy will reduce Hillenbrand's total reliance on funeral service and provide greater opportunities for revenue and earnings growth.

In previous conference calls, we've described our specific criteria for acquisition targets.  These criteria were carefully designed to screen for unique characteristics, which, when present, would increase the likelihood of success.  This process has extended the time frame it's taken to find exactly the right acquisition opportunity.  In the whole process, we remain patient, remembering the quality of the acquisition that matters, not the speed.

I also recently talked to you about the added challenges of looking through the trough of the current economy, carefully balancing the effect of the recession on financial performance, and estimating what performance could be when the current economic conditions improve.  Through this entire process, we reviewed more than 400 companies, most of which met some, or even many, of our criteria.

Of that group, we deeply evaluated some two dozen candidates which would have been a very good fit.  But one company, K-Tron International, emerged as an excellent fit with our culture, and it was in the sweet spot of all of our pre-established criteria.  It was clearly the one, but it wasn't for sale.  However, after many months of discussions and getting to know each other, including sharing a common vision, here we are today.

I want you to know that K-Tron is a very successful, well-managed company with a strong track record of delivering superior financial performance and creating significant value for their shareholders.  During the trailing 12 months ended October 3, 2009, K-Tron generated revenue of $213 million, which, when added to Batesville's 2009 fiscal results, would yield combined pro forma net revenue of $862 million.  Because K-Tron is a publicly traded company, you can readily learn about them on your own.  However, I'd like to give you just a brief overview of what their business is like.

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F I N A L T R A N S C R I P T
Jan. 11. 2010 / 4:00PM, HI – HILLENBRAND INC to Acquire K-Tron International

Both of K-Tron's operating divisions are in the material handling equipment business.  K-Tron is highly diversified in terms of customers, geographies, and end markets.  They sell principally into nine diverse industries with 35% of their sales coming from outside the United States.  And that diversification has been beneficial to them, especially during the current recession where softness in one customer segment was partially offset by increased demand in two others.

The simplest way to think about K-Tron is to take a quick look at their two business groups.  The Process Group is a global leader in the engineering and manufacture of pneumatic conveyance and feeder equipment used primarily in dry process manufacturing.  This group markets its products under two well-respected brands -- K-Tron Feeders and K-Tron Premiere.  The largest end market served by the Process Group is the plastics compounding and base resin industry, and significant sales also come from food processing and chemicals, and much of the remainder from the pharmaceutical industry.

The Size Reduction Group has three brands, each with industry-leading positions.  Those brands are Pennsylvania Crusher, Jeffrey Rader, and Gundlach.  This group produces and sells equipment that reduces various solid materials to a smaller size for use in a variety of processes.  These companies have a large base of installed equipment and they generate strong, predictable recurring revenue from the sale of consumable parts.

This group sells primarily to several large industries -- power generation, mining, fertilizer, pulp paper and forest products, and the growing biomass industry.  By leveraging our substantial lean business strengths in planning, processes and talent development, we believe we'll be able to help the K-Tron businesses further realize their already-substantial profit potential.

We fully expect that K-Tron will bring to us some unique core competencies and we look forward to learning from them, as Batesville Casket seeks to further enhance its growth and profit potential.

As you take time to explore K-Tron's record more thoroughly, you'll see that this is a company with a history of revenue growth, about half of which has been organic and half has come through acquisitions.  Their gross profit margins exceed 40%, in line with the margins generated by Batesville Casket Company, and their EBITDA margins currently average around 18%, a bit below Batesville's historical results of approximately 28%.

Both of K-Tron's business lines offer a number of exciting pathways for additional organic revenue growth, both in existing markets and in potential new markets and geographies.  The Size Reduction Group is well-positioned to capitalize on growth in the biomass industry and in material handling for the expanding power generation industry, especially in China and India.  There also is strong demand being driven by the minerals mining industry in Canada, which will work well with the Size Reduction Group.

The Process Group expects to benefit from a trend in the pharmaceuticals industry that is moving from batch to continuous flow processing.  In addition, its premier division is expanding into Europe, Asia and the Middle East, and there is a general growth trend for the Process Group's products in China.

The Process Group's unique ability to offer an integrated system of conveyors and feeders will provide us with yet another avenue for growth among their existing customer segments.  Most competitors offer one or the other product or, rarely, both.  Many customers find it much more effective to have an integrated process system, especially when both elements are provided by a company with such a stellar reputation for quality and service.

One of the things that attracted us to K-Tron is their high-quality, experienced management team.  The K-Tron leaders have proven that they can generate profitable growth, and do so with impeccable integrity and a deep respect for the associates they lead.  And we are looking forward to their further contributions and continuing leadership roles at K-Tron, and soon, as part of the Hillenbrand management team.  At future investment meetings, you will get to meet this very talented group of people.

Now let me tell you just a little bit about the size and scope of the K-Tron operations.

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F I N A L T R A N S C R I P T
Jan. 11. 2010 / 4:00PM, HI – HILLENBRAND INC to Acquire K-Tron International

They're a global organization with more than 650 employees and seven manufacturing facilities.  Five plants are in the US; one is in Switzerland; and there's a smaller operation in Wuxi, China.  These operations support a diverse customer base in a variety of industries around the world.

Finally, I want to make it clear that K-Tron will operate as a wholly-owned subsidiary of Hillenbrand, just as Batesville Casket does.  The Process Group and the Size Reduction Group will continue to operate independently and will not be integrated with Batesville Casket Company.

Now I'm sure someone will want to know what synergies we're getting as a result of this.  My experience has been that synergy is an animal like the unicorn -- it's often talked about but it's rarely seen.  And while we expect to gain some early efficiencies by eliminating duplicate public company costs, the really significant opportunities to increase margins will come from the patient and methodical multi-year applications of our lean business processes in the K-Tron companies.

Now I'll let Cindy describe the financial picture.  Cindy?

Cindy Lucchese - Hillenbrand, Inc. - SVP and CFO

Thank you, Ken.  Historically, K-Tron has posted steadily increasing revenue and profit.  In 2008, their last reported full-year results, revenue was up more than 20% over the prior year and EBITDA increased by more than 18%.  However, K-Tron began to feel the effects of the recession in 2009.

While full-year results have not yet been reported, looking at their results in the last 12 months ended October 3, 2009, revenue declined nearly 10% and EBITDA declined 11%.  It's important to note that despite the revenue decline, K-Tron was able to maintain their 40 plus percent gross profit margin -- evidence of their ability to manage through the trough, as well as the strength of their product and brand position.

From a revenue perspective, K-Tron has achieved a total compound annual growth rate of an impressive 21% over the last five years, half of which has come from organic growth.

As Ken alluded to, K-Tron also has a healthy balance sheet and strong cash position that, when combined with a significant financial resource of its Hillenbrand, will allow us to continue to pursue profitable growth opportunities.  Free cash flow historically has been robust, even during the recession impacted last 12 months ending October 3, 2009.

We look for the transaction to be immediately accretive to net income, excluding the effects of the anticipated one-time acquisition and transition costs, and one-time accounting charges.  We expect the accretive effect of this acquisition to increase over the next few years.  We'll give you further information about this after the acquisition is final.

To complete the acquisition, K-Tron will merge with a wholly owned subsidiary of Hillenbrand, and K-Tron shareholders will receive $150 in cash per share for all $2.9 million outstanding shares of K-Tron common stock.  This price represents a 32% premium over the closing of K-Tron's stock price last Friday, January 8, and a 38.6% premium over the 20-day average closing stock price.

The aggregate purchase price will be approximately $435 million, excluding transaction and transition costs.  Adjusting for the $45 million of net cash on K-Tron's books at October 3, 2009, the estimated net purchase price of the deal is approximately $390 million, implying a purchase price multiple of 10.3 times EBITDA.  The final net purchase price will be calculated based upon the K-Tron balance sheet at the date of close.

We expect to close the deal at the end of March, following K-Tron's issuance of a proxy statement and the results of a shareholder vote.

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F I N A L T R A N S C R I P T
Jan. 11. 2010 / 4:00PM, HI – HILLENBRAND INC to Acquire K-Tron International

Hillenbrand will use cash on hand and proceeds from debt financing to fund the acquisition.  We expect to be able to pay down the acquisition-related debt rapidly, utilizing the strong operating cash flows that both Batesville and K-Tron are expected to generate.

Now I'll turn the call back over to Ken for his final thoughts.  Ken?

Ken Camp - Hillenbrand, Inc. - President, CEO and Director

Thanks, Cindy.  We're delighted to begin the second 100 years of our Company's history with the K-Tron businesses as part of the Hillenbrand, Inc. family.  They're an excellent organization that shares many of the cultural and performance characteristics we value most, including a dedicated workforce with a strong customer focus, deep industry experience, and an ingrained sense of accountability.

Most importantly, K-Tron will play an important role in our strategy to build a strong, diversified enterprise with multiple business platforms.  This acquisition will allow us to pursue new avenues of profitable growth in expanding markets.

This is a very exciting day for all of us at Hillenbrand and at K-Tron, one we've been working toward for more than a year.  Thanks again for joining us on the call today, and now Cindy, Mark and I will be glad to take questions.  Robby?

Q U E S T I O N S  A N D  A N S W E R S

Operator

(Operator Instructions).  Clint Fendley, Davenport.

Clint Fendley - Davenport & Company - Analyst

I wondered if we could begin -- Ken, you remarked at the beginning about the fact that they were in the sweet spot of your established criteria.  Can you maybe touch briefly on what those criteria were again? And also just why they have decided to agree to this transaction currently.

Ken Camp - Hillenbrand, Inc. - President, CEO and Director

Well, the first thing -- and it was actually the initial screen, whenever we looked at a company, was cultural.  We've done a bit of study on why acquisitions succeed and why they fail.  One of the big places where acquiring companies get in trouble is a very different culture, and one culture tries to change the other.  I've heard someone say once that culture eats strategy for lunch.  So that was the primary thing.

And once a company pass that screen, then we looked at a number of other things -- growth opportunity is one of the criteria; the elements that comprise the business -- we wanted a manufacturing company rather than, say, be an information services and so on.  We were interested -- another criteria was the ability to generate cash.  We were not looking for any business that required massive cash infusions to keep it running or have a Capex requirement that would stretch out the time where the entire thing paid off.

I could run you through a number of these things, but you know what might be the best is to take a look at our website.  We still have those criteria posted there and they've been unchanged for a couple of years.

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F I N A L T R A N S C R I P T
Jan. 11. 2010 / 4:00PM, HI – HILLENBRAND INC to Acquire K-Tron International

The final point I'd make, however, was we also wanted a business that had a very good brand or brands in their industry, were highly respected in the industry which they competed, and that did not -- didn't need something that we were unable to bring.

Clint Fendley - Davenport & Company - Analyst

And I guess on the final question, I mean, why would they want to sell now?

Ken Camp - Hillenbrand, Inc. - President, CEO and Director

Well, at first they didn't.  And quite frankly, they've grown this company very, very nicely.  And it's, as I said, an exceptional management team.  And -- but in the process of that growth, I believe, as they looked at their company, they realized that to go to the next level, they were going to have to do some things that would have taken some investments for them to do, but that we might be able to do much more effectively.

One of those things is as they've made some smaller acquisitions, their information systems and their controls, for example, would have had to be beefed up to the next level for them to go further.  The company runs fine now; it runs in control, but that would have been one of the next major investments.

The other part is, they see a number of growth opportunities and they've historically done that by borrowing to buy small businesses and then very quickly paying that off.  The resources that we brought enable them to exercise that strategy in a more controlled and perhaps timely manner.

The final thing is they began to recognize what we can bring to the party in terms of our continuous improvement and lean business capabilities as a way to really help them improve margins, do things better, faster, cheaper.

Clint Fendley - Davenport & Company - Analyst

And when can that began?

Ken Camp - Hillenbrand, Inc. - President, CEO and Director

Well, it will begin reasonably soon.  I have sensed in their management team a real desire to begin learning this.  But I want to stress to everyone, that's not the typical let's just go in and close something; that takes time to do.  That's why I really think investors should think about as beginning soon but it's multi-year for people to learn how to do this.

Lean business is not something that works well if somebody does it to you; it's something you have to learn to do yourself.

Clint Fendley - Davenport & Company - Analyst

And Ken, I saw on the slides that the majority of their facilities are in the US, it would appear.  I know you guys have typically done global sourcing studies periodically.  Do you know when the last time that they performed one was?

Ken Camp - Hillenbrand, Inc. - President, CEO and Director

I don't.

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F I N A L T R A N S C R I P T
Jan. 11. 2010 / 4:00PM, HI – HILLENBRAND INC to Acquire K-Tron International

Clint Fendley - Davenport & Company - Analyst

Okay, great.  Thank you all.

Operator

Steve O'Neil, Hilliard Lyons.

Steve O'Neil - Hilliard Lyons - Analyst

Just a few kind of housekeeping questions.  And I am sort of familiar with K-Tron from working at a plant many, many years ago.

Their plastics compounding business -- if I'm understanding you correctly, their business involves precise conveying of both the plastic and also, I guess, the additives going into the plastic when it's compounded, is that correct?

Ken Camp - Hillenbrand, Inc. - President, CEO and Director

Yes, that's part of their business.

Steve O'Neil - Hilliard Lyons - Analyst

What type of end products -- and I was trying to remember -- what type of end products result from that plastic compound? Do they go into the building and automotive industries? Are there any examples you can think of, just to kind of clarify the picture a little bit?

Ken Camp - Hillenbrand, Inc. - President, CEO and Director

Well, as I recall it and you've got to remember, I'm doing this call here but we haven't spent a whole lot of time in that business, a couple of months trying to understand it.  They would feed dry processed materials into machines that make the ultimate parts.  For example, we use those same kinds of machines in manufacturing some of our casket hardware.  But it could be a variety of interior and exterior parts that came on automobiles.  It could be a plastic element for a baby carriage.  So it's -- they have a fairly diverse industry segment that they serve.

Steve O'Neil - Hilliard Lyons - Analyst

I guess a similar question in power generation -- what are they reducing in size for the power generation facility?

Ken Camp - Hillenbrand, Inc. - President, CEO and Director

This is a beautiful business.  Say, coal comes out of the ground in great big chunks, think of it as kind of basketball-size as it comes out of the mine, and they sell equipment that takes those very large, irregularly-shaped chunks and breaks them down into -- I won't do this justice -- but kind of softball-size pieces, so it can be shipped very economically.

Once that coal then goes to a power generation facility, the sizing becomes very crucial because as the power generating company wants to burn it, they want the most energy they can get.  So it needs to be a very uniform size with a lot of surface area and not very much coal dust.

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F I N A L T R A N S C R I P T
Jan. 11. 2010 / 4:00PM, HI – HILLENBRAND INC to Acquire K-Tron International

So, K-Tron sells different equipment at both the mouth of the mine and at the front of the power generation business.  They do the same things in other mining, such as fertilizer products, potash and some similar type of equipment in biomass.

Steve O'Neil - Hilliard Lyons - Analyst

Okay.  Moving on, do you -- in some of the information you provided about possible accretion, what interest rate assumption have you assumed for your debt?

Ken Camp - Hillenbrand, Inc. - President, CEO and Director

I'm sorry, say that again.

Steve O'Neil - Hilliard Lyons - Analyst

What interest rate are you assuming on the debt as part of the acquisition?

Cindy Lucchese - Hillenbrand, Inc. - SVP and CFO

Yes, we're -- actually what we looked at was going out, obviously, not using our short-term facilities and thinking [of at] it going out over a number of years.  So, we used on average -- it was right around a 5% interest rate assumption.

Steve O'Neil - Hilliard Lyons - Analyst

Okay.  And I think you said this, Cindy, but I ran a rough calculation and came up with about a multiple of about 10.5 times EBITDA.  Is that in line with what you were thinking?

Cindy Lucchese - Hillenbrand, Inc. - SVP and CFO

Yes, just a little over 10.  So you take the $390 million net purchase price, which is, as I mentioned, we won't know what that final is going to be until we actually close the transaction.  But I think that's a good number to use for now.  And using that number, it comes up just a little bit over 10 times.

Steve O'Neil - Hilliard Lyons - Analyst

Do you know who some of their main competitors would be?

Ken Camp - Hillenbrand, Inc. - President, CEO and Director

Oh, yes, that's -- they have a number of businesses.  One is a company called [I think, Accurize].  And there are a number -- there are different competitors in Europe than they have here.  And frankly, I'm going to be walking on some thin ice to give you a list of competitors -- although we can provide that to you if you'd like or it may well be in some of their analyst reports.

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F I N A L T R A N S C R I P T
Jan. 11. 2010 / 4:00PM, HI – HILLENBRAND INC to Acquire K-Tron International

Cindy Lucchese - Hillenbrand, Inc. - SVP and CFO

Yes, it is.  And I think the interesting thing, Steve, as you look, what you'll see is there are a number of competitors.  A lot of them are very small.  A lot of them are also kind of focused in more niche.  So it's not a lot of names that you would know well; but that was one of the things that we found very attractive about K-Tron, was the highly fragmented nature of this business.

Steve O'Neil - Hilliard Lyons - Analyst

Okay.  That's all I have for now.  Thank you.

Operator

Jamie Clement, Sidoti.

Jamie Clement - Sidoti & Company - Analyst

Ken, Cindy, if my memory serves me correctly, I think you all had -- was it about $330 million or so available under revolver at the end of September?

Cindy Lucchese - Hillenbrand, Inc. - SVP and CFO

That's correct.

Jamie Clement - Sidoti & Company - Analyst

Okay.  So, are you all --  is your expectation that you would amend your credit facility in some way to give Hillenbrand some flexibility after the close? Or is there any expectation that some of your less liquid assets might be coming into your pocket sooner rather than later?

Cindy Lucchese - Hillenbrand, Inc. - SVP and CFO

I think, Jamie, the way to think about it -- we're looking at the cash flows and cash on hand we expect to generate and have available at the time of the close.  We think that, combined with our credit facility, should be enough.  However, we are prepared if we need to go out and get a little bit extra room there, whether it be through expanding our credit facility or doing a small long-term debt issuance of some sort or not -- we'd be prepared to do that.

Jamie Clement - Sidoti & Company - Analyst

Okay.  But in other words, I mean, what it sounds like is the goal over sort of the near and intermediate term is to start paying this debt off.

Cindy Lucchese - Hillenbrand, Inc. - SVP and CFO

Correct.

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F I N A L T R A N S C R I P T
Jan. 11. 2010 / 4:00PM, HI – HILLENBRAND INC to Acquire K-Tron International

Jamie Clement - Sidoti & Company - Analyst

Okay.  Great.  Thank you very much for your time.

Ken Camp - Hillenbrand, Inc. - President, CEO and Director

That's our goal always, Jamie.

Jamie Clement - Sidoti & Company - Analyst

Okay.  Fair enough.  Fair enough.

Operator

(Operator Instructions).  Judy Delgado, Alpine Associates.

Judy Delgado - Alpine Associates - Analyst

We can see that this is mainly, I guess, a diversification play.  And I'm just curious on when the Company actually started this new strategic process, or perhaps this is the very first one that we're seeing.

Ken Camp - Hillenbrand, Inc. - President, CEO and Director

Judy, this is Ken.  We actually started as part of the strategy when we spun from then-Hillenbrand Industries in April of 2008.  And we outlined a strategy in our early investor meetings that have been talked about it since then -- or have been talking about it since then, and just laboring through finding the right one.  So, this is not a number five and a string of things we went after.

Quite frankly, our original plan was to acquire -- get at least two additional platforms to Batesville and we thought it would come in two transactions.  Little did we know this summer that we would find a company that was this great and had two platforms at the ready.

Judy Delgado - Alpine Associates - Analyst

Okay.  And you mentioned in the onset of the call that K-Tron was not really up for sale.  Did you find that you were a participant in a process that they held shortly after you've contacted them?

Ken Camp - Hillenbrand, Inc. - President, CEO and Director

No, we didn't.  We contacted them and began to have discussions.  We had a numerous series of meetings between their CEO and me, and it was more about understanding each other and looking at the future.  So there really wasn't a process other than us approaching them and making an offer.

Yes.  They had their own vision.  I think what really made this work is their management saw a future for them like what we saw.  And it was -- the cultural connection was really very, very strong.  We think that was powerful and important.  So we found ourselves aligned in the way we thought and it was a matter then of just coming up with the right price.

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F I N A L T R A N S C R I P T
Jan. 11. 2010 / 4:00PM, HI – HILLENBRAND INC to Acquire K-Tron International

Judy Delgado - Alpine Associates - Analyst

Okay, great.  Thank you so much.

Operator

(Operator Instructions).  Zahid Siddique, Gabelli & Company.

Zahid Siddique - Gabelli & Company - Analyst

Just one question on the deal.  Are there any potential companies out there that may be looking at K-Tron as well? Or were you the only company involved in the process?

Ken Camp - Hillenbrand, Inc. - President, CEO and Director

I'm unaware of anyone else; but I would not have any reason to know if someone else was looking.

Zahid Siddique - Gabelli & Company - Analyst

Okay.  Thank you.

Operator

And with no further questions in queue, I'd like to turn the program back over to Mr. Mark Lanning for his concluding remarks.

Mark Lanning - Hillenbrand, Inc. - VP of Treasury, IR and Communications

Once again, I'd like to thank everyone for joining us on this morning's call, especially on a Monday morning on short notice.  I would like to point out that we do have upcoming investor luncheons Thursday of this week in New York City and Friday in Boston, that we'd love to have you folks attend if it met with your schedule.

If you'd like to have further discussions after today's call, please don't hesitate to contact us.  Thanks, again, and have a good day.

Operator

And that does conclude today's conference.  Thank you for your participation.  You may now disconnect.

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Additional Information and Where to Find It

This conference call transcript may be deemed to be solicitation material in respect of the proposed acquisition of K-Tron International, Inc. (“K-Tron”) by Hillenbrand, Inc. (“Hillenbrand”).  In connection with the proposed acquisition, K-Tron plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF K-TRON ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The final proxy statement will be mailed to shareholders of K-Tron. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by K-Tron with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and K-Tron’s other filings with the SEC may also be obtained from K-Tron by directing a request to K-Tron International, Inc., Attention: Investor Relations, Route 55 and 553, P.O. Box 888, Pitman, N.J. 08071, or by calling 856-589-0500.

Hillenbrand, K-Tron and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from K-Tron shareholders in favor of the proposed acquisition. Information regarding Hillenbrand’s directors and executive officers is available in its 2009 Annual Report on Form 10-K filed with the SEC on November 24, 2009, and definitive proxy statement relating to its 2010 Annual Meeting of Shareholders filed with the SEC on January 5, 2010.  Information regarding K-Tron’s directors and executive officers is available in its 2008 Annual Report on Form 10-K filed with the SEC on March 13, 2009, and definitive proxy statement relating to its 2009 Annual Meeting of Shareholders filed with the SEC on April 6, 2009. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.